Exhibit 99.1

Contacts:
For 1-800 CONTACTS, INC.	For Fenway Partners:
Brian W. Bethers, President	Anna Cordasco/Brooke Morganstein
Robert G. Hunter, CFO	Sard Verbinnen & Co.
801-316-5000	212-687-8080
investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Second Quarter Results

DRAPER, Utah, August 14, 2007 /PRNewswire-FirstCall/ — 1-800 CONTACTS, INC. (Nasdaq: CTAC) (“the Company”) today reported results for its second quarter ended June 30, 2007.

Second Quarter Results

For the second quarter of fiscal 2007, the Company reported consolidated net income, including discontinued operations, of $11.6 million, or $0.85 per diluted common share, compared to a consolidated net loss of $(2.0) million, or $(0.15) per diluted common share, for the second quarter of fiscal 2006.  The Company reported net income from continuing operations of $3.0 million, or $0.22 per diluted common share, for the second quarter of fiscal 2007, compared to net income of $3.0 million, or $0.23 per diluted common share, for the second quarter of fiscal 2006.

U.S. Retail (Continuing Operations)

Net sales and operating income for the second quarter of fiscal 2007 were $63.4 million and $6.7 million, respectively, compared to net sales of $57.7 million and operating income of $5.8 million for the second quarter of fiscal 2006.  Results for the second quarter of fiscal 2007 include approximately $2.5 million in advisor fees and other expenses relating to the strategic review and proposed merger of the Company.  Excluding these advisor fees and other expenses relating to the strategic review and proposed merger, operating income for the second quarter of fiscal 2007 was $9.2 million.

Gross margin increased to 41.7 % for the second quarter of fiscal 2007 from 39.4% for the second quarter of fiscal 2006.  The gross margin was positively impacted by a shipping credit totaling approximately $0.4 million.

Advertising expense for the second quarter of fiscal 2007 was $1.2 million more than for the second quarter of fiscal 2006.

Legal and professional fees were $2.4 million for the second quarter of fiscal 2007 compared to $1.0 million for the same quarter of 2006.  A majority of these costs in the second quarter of fiscal 2007 relate to the strategic review of the U.S. retail business and the proposed merger of 1-800 CONTACTS with the affiliates of Fenway Partners Capital Fund III, L.P.

During the second quarter of fiscal 2007, other selling, general and administrative expenses as a percentage of net sales decreased to 19.8% from 21.8% in the second quarter of fiscal 2006.

ClearLab (Discontinued Operations)

During the second quarter, the Company completed the sale of its ClearLab business.  The Company sold ClearLab’s flat pack technology and certain other intellectual property to Menicon Co., Ltd., Japan’s largest independent contact lens manufacturer, on June 15, 2007 and sold ClearLab’s manufacturing, distribution and customer support operations to Mi Gwang Contact Lens Co., Ltd., a Korean-based contact lens manufacturer, on June 30, 2007.

Upon closing these transactions, the Company received $32 million in cash, which allowed the Company to pay off all of its outstanding debt and capital lease obligations, and 1,007,220 shares of Mi Gwang’s stock valued at approximately $4.2 million as of June 30, 2007.  In addition, the Company expects to receive from Menicon deferred cash payments of up to $5 million upon Menicon reaching certain milestones, as well as possible earn-out payments over a minimum fifteen-year term.  The Company also recorded a tax benefit of approximately $17 million relating to these transactions.

Merger

As previously announced, the Company will hold a special meeting of stockholders on Thursday, September 6, 2007.  At this meeting, stockholders will vote to adopt the previously announced merger agreement among 1-800 CONTACTS and affiliates of Fenway Partners Capital Fund III, L.P.  If approval of the merger is obtained at the special meeting, the Company expects the merger to close promptly thereafter.

About 1-800 CONTACTS, INC.

1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price, and speed of delivery.  Through its easy-to-remember, toll-free telephone number, “1-800 CONTACTS” (1-800-266-8228), and its Internet web site, www.1800contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

About Fenway Partners

Fenway Partners is a middle market private equity firm with offices in New York and Los Angeles and $1.7 billion under management. Fenway companies typically have leading franchises and operate in two core industry segments, branded consumer products and transportation/logistics.  With significant knowledge and success investing in these industries, Fenway has built a strong reputation for its hands-on approach to supporting its portfolio companies which include sporting goods manufacturer Easton Bell Sports, school yearbook and class ring manufacturer American Achievement, leading global supplier of mobile computing cases and accessories Targus International, expedited ground transportation provider Panther Expedited Services and intermodal logistics service provider RoadLink USA.

For further information about Fenway Partners, please visit www.fenwaypartners.com.

Forward-looking Statements

This press release contains a number of statements about the Company’s future business prospects which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include all statements which are not purely historical and include, but are not necessarily limited to, all statements relating in any way to the proposed transaction with Fenway Partners, the special meeting of stockholders to vote on the merger agreement, the anticipated timing of the closing of the merger, and all statements relating to the Company’s potential receipt of deferred cash payments or earn-out payments from Menicon. All such forward-looking statements are based upon information available to the Company as of the date hereof, and the Company disclaims any intention or obligation to update any such forward-looking statements.  Actual results could differ materially from current expectations.  Factors that could cause or contribute to such differences include, among others: general economic conditions; the health and size of the contact lens industry; consumer acceptance of the Company’s products; product health benefits; supply risks; inventory acquisition and management; governmental regulations; exchange rate fluctuations;  unanticipated costs and expected benefits associated with the Company’s supply agreements and related arrangements; prescription verification requirements of The Fairness to Contact Lens Consumers Act; other regulatory considerations; and the other risks and uncertainties identified in the reports filed from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Information on the Company’s websites, other than the information specifically referenced in this press release, shall not be deemed to be part of this press release.

Additional Information About the Merger

1-800 CONTACTS, INC. filed with the SEC, and is furnishing to its stockholders, a definitive proxy statement soliciting proxies for the meeting of its stockholders to be held with respect to the proposed merger between the Company and the affiliates of Fenway Partners.  1-800 CONTACTS STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION.  1-800 CONTACTS stockholders and other interested parties can obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  1-800 CONTACTS stockholders and other interested parties can also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to 1-800 CONTACTS, INC., 66 E. Wadsworth Park Drive, Draper, Utah  84020, Attention: Corporate Secretary, telephone: (801) 316-5000, or from the Company’s website, http://www.1800contacts.com.

1-800 CONTACTS and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of 1-800 CONTACTS with respect to the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in 1-800 CONTACTS’ definitive proxy statement relating to the proposed merger filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of 1-800 CONTACTS common stock is set forth in the definitive proxy statement described above.

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Two Quarters Ended
	July 1,	June 30,	July 1,	June 30,
	2006	2007	2006	2007
NET SALES	$57,734	$63,373	$116,907	$125,202
COST OF GOODS SOLD	34,960	36,962	70,509	73,962
Gross profit	22,774	26,411	46,398	51,240
SELLING, GENERAL & ADMINISTRATIVE EXPENSES:
Advertising	3,475	4,721	7,400	9,113
Legal and professional	975	2,386	1,945	3,937
Research and development	—	—	10	—
Other selling, general & administrative	12,569	12,559	24,282	25,269
Total selling, general & administrative expenses	17,019	19,666	33,637	38,319
INCOME FROM OPERATIONS	5,755	6,745	12,761	12,921
OTHER EXPENSE, net	(319)	(392)	(638)	(862)
INCOME BEFORE PROVISION FOR INCOME TAXES	5,436	6,353	12,123	12,059
PROVISION FOR INCOME TAXES	(2,401)	(3,366)	(5,527)	(5,789)
NET INCOME CONTINUING OPERATIONS	$3,035	$2,987	$6,596	$6,270
DISCONTINUED OPERATIONS:
Loss from discontinued operations (including loss on disposal of $2.8 million for 2007)	$(4,837)	$(7,834)	$(6,848)	$(11,892)
Income tax benefit (expense)	(236)	16,424	(605)	16,188
Net income (loss) from discontinued operations	$(5,073)	$8,590	$(7,453)	$4,296
NET INCOME (LOSS)	$(2,038)	$11,577	$(857)	$10,566

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	13,360	13,454	13,352	13,437
Diluted	13,473	13,637	13,457	13,635

PER SHARE INFORMATION:
Basic net income (loss) per share:
Continuing operations	$0.23	$0.22	$0.49	$0.47
Discontinued operations	(0.38)	0.64	(0.55)	0.32
	$(0.15)	$0.86	$(0.06)	$0.79

Diluted net income (loss) per share:
Continuing operations	$0.23	$0.22	$0.49	$0.46
Discontinued operations	$(0.38)	$0.63	$(0.55)	$0.31
	$(0.15)	$0.85	$(0.06)	$0.77

OTHER DATA:
Depreciation	$725	$839	$1,384	$1,655
Amortization	755	450	1,352	951
Total depreciation and amortization from continuing operations included in the other selling, general & administrative caption	$1,480	$1,289	$2,736	$2,606

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)
(unaudited)

	December 30,	June 30,
	2006	2007
ASSETS
CURRENT ASSETS:
Cash	$75	$5,560
Marketable securities	—	3,865
Income tax receivable	—	11,772
Inventories, net	12,689	14,446
Deferred income taxes	1,886	2,849
Current assets of discontinued operations	19,682	4,648
Other current assets	2,834	3,138
Total current assets	37,166	46,278
PROPERTY, PLANT AND EQUIPMENT, net	7,648	7,147
DEFERRED INCOME TAXES	898	1,071
GOODWILL	22,304	22,304
DEFINITE-LIVED INTANGIBLE ASSETS, net	2,644	1,995
LONG-TERM ASSETS OF DISCONTINUED OPERATIONS	29,169	—
OTHER ASSETS	696	830
Total assets	$100,525	$79,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$15,696	$22,337
Current liabilities of discontinued operations	11,898	5,232
Total current liabilities	27,594	27,569
LONG-TERM LIABILITIES:
Line of credit	29,970	—
Long-term liabilities of discontinued operations	5,283	—
Total long-term liabilities	35,253	—
STOCKHOLDERS’ EQUITY	37,678	52,056
Total liabilities and stockholders’ equity	$100,525	$79,625